                           YOUNG AMERICA CORPORATION
PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST GUARANTEED ON A SENIOR SUBORDINATED
                                    BASIS BY

                          YOUNG AMERICA HOLDINGS, INC.
                  OFFER TO EXCHANGE UP TO $80,000,000 OF THEIR
              11 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2006
                      FOR ANY AND ALL OF THEIR OUTSTANDING
                   11 5/8% SENIOR SUBORDINATED NOTES DUE 2006

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                      ON           , 1998 UNLESS EXTENDED.

To Our Clients:

     Enclosed for your consideration is a Prospectus dated                     ,
1998 (the "Prospectus") and a Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by Young America Corporation and Young America Holdings, Inc. (together, the "Issuers") to exchange their 11 5/8% Series B Senior Subordinated Note due 2006 (the "New Notes") for an equal principal amount of its 11 5/8% Senior Subordinated Notes due 2006 (the "Old Notes" and together with the New Notes, the "Notes"). As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of additional interest on the Old Notes under certain circumstances relating to the Registration Rights Agreement (as defined in the Prospectus). Old Notes may be tendered only in integral multiples of $1,000.

     The enclosed material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. An exchange of any Old Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to exchange Old Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to exchange any or all such Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00 p.m., New
York City time, on             , 1998, unless extended. The term "Expiration
Date" shall mean 5:00 p.m., New York City time, on             , 1998, unless
the Exchange Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. A tender of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for the exchange of $1,000 principal amount of the New Notes for each $1,000 principal amount of the Old Notes, of which $80,000,000 aggregate principal amount was outstanding as of
                 , 1998. The terms of the New Notes are identical in all respects to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of additional interest on the Old Notes under certain circumstances relating to the Registration Rights Agreement.

          2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE "THE EXCHANGE OFFER -- CONDITIONS" IN THE PROSPECTUS.

          3.  The Exchange Offer and withdrawal rights will expire at 5:00 p.m.,
     New York City time, on                     , 1998, unless extended.

          4.  The Issuers have agreed to pay the expenses of the Exchange Offer.

          5. Any transfer taxes incident to the transfer of Old Notes from the tendering Holder to the Issuers will be paid by the Issuers, except as provided in the Prospectus and the Letter of Transmittal.

     Pursuant to the Letter of Transmittal, each Holder of Old Notes will represent to the Issuer that (i) the New Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such Holder, (ii) neither the Holder of the Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the Holder is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the Holder nor any such other person is engaged in or intends to participate in a distribution of the New Notes and (iv) neither the Holder nor any such other person is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act. If the tendering Holder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, we will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of marketing-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Each Holder will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuers to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish us to tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Old Notes held by us and registered in our name for your account or benefit.

                                  INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Young America Corporation and Young America Holdings, Inc.

This will instruct you to tender for exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the undersigned nor any such person is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). If the undersigned is a broker dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuers to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby.

Aggregate Principal Amount of Old Notes to be tendered for exchange:

                                       $
                                   ----------

*I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of Old Notes in the space above, all Old Notes held by you for my (our) account will be tendered for exchange.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  SIGNATURE(S)

--------------------------------------------------------------------------------
  CAPACITY (FULL TITLE), IF SIGNING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY

--------------------------------------------------------------------------------
                    NAME(S) AND ADDRESS, INCLUDING ZIP CODE

Date:
---------------------------------------------------------

--------------------------------------------------------------------------------
                         AREA CODE AND TELEPHONE NUMBER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.